            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

--------------------------------------------------------------------------------

                                                     GIVE THE
FOR THIS TYPE OF ACCOUNT:                   SOCIAL SECURITY NUMBER OF--
-------------------------------------------------------------------------------------------------------------------
1.An individual's account                 The individual

2.Two or more individuals (joint          The actual owner of the account
  account)                                 or, if combined funds, any one
                                           of the individuals(1)

3.Husband and wife (joint account)        The actual owner of the account
                                           or, if joint funds, either
                                           person(1)

4.Custodian account of a minor (Uniform   The minor(2)
  Gift to Minors Act)

5.Adult and minor (joint account)         The adult or, if the minor is
                                           the only contributor, the
                                           minor(1)

6.Account in the name of guardian or      The ward, minor, or incompetent
  committee for a designated ward,         person(3)
  minor, or incompetent person

7. a.The usual revocable savings trust    The grantor-trustee(1)
     account (grantor is also trustee)
 b.So-called trust account that is not a  The actual owner(1)
   legal or valid trust under State law

8.Sole proprietorship account             The owner(4)

FOR THIS TYPE OF ACCOUNT:
----------------------------------------
1.An individual's account
2.Two or more individuals (joint
  account)
3.Husband and wife (joint account)
4.Custodian account of a minor (Uniform
  Gift to Minors Act)
5.Adult and minor (joint account)
6.Account in the name of guardian or
  committee for a designated ward,
  minor, or incompetent person
7. a.The usual revocable savings trust
     account (grantor is also trustee)
 b.So-called trust account that is not a
   legal or valid trust under State law
8.Sole proprietorship account

For this type of account:                Give the
                                 EMPLOYER IDENTIFICATION
                                        number of--
 9.A valid trust, estate, or     The legal entity (Do not
   pension trust                  furnish the identifying
                                  number of the personal
                                  representative or
                                  trustee unless the
                                  legal entity itself is
                                  not designated in the
                                  account title.)(5)

10.Corporate account             The corporation

11.Religious, charitable, or     The organization
   educational organization
   account

12.Partnership account held in   The partnership
   the name of the business

13.Association, club, or other   The organization
   tax-exempt organization

14.A broker or registered        The broker or nominee
   nominee

15.Account with the Department   The public entity
   of Agriculture in the name
   of a public entity (such as
   a State or local government,
   school district or prison)
   that receives agricultural
   program payments

--------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5 (Application for a Social Security Number Card) or Form SS-4 (Application for Employer Identification Number) from your local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501 (a), or an individual retirement plan.

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency, or instrumentality thereof.

- A registered dealer in securities or commodities registered in the United States or a possession of the United States.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals. Note: You may be subject to backup with-holding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852.

- Payments described in section 6049(b)(5) to non-resident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Payments made by a nominee.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. Section 5109 of the Code requires most recipients of dividends, interest, or other payments to give taxpayer Identification numbers to payers who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. If you fail to properly include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE